THE BOARD OF TRUSTEES AND SHAREHOLDERS OF
OPPENHEIMER DISCIPLINED VALUE FUND:


In planning and performing our audit of the financial statements of Oppenheimer Disciplined Value Fund for the year ended October 31, 1997, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the re quirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of Oppenheimer Disciplined Value Fund is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial state ments in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and may not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the ef fectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in rela tion to the financial statements being audited may occur and not be detected within a timely pe riod by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we considered to be material weaknesses as defined above as of October 31, 1997.

This report is intended solely for the information and use of management and the Securities and Exchange Commission and should not be used for any other purpose.



                                                       /s/KPMG PEAT MARWICK LLP
                                                       KPMG PEAT MARWICK LLP


Denver, Colorado
November 21, 1997